UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 27, 2019

MOXIAN, INC.

(Exact name of registrant as specified in charter)

Nevada	001-37902	27-3729742
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Units B & C, 9/F, Block D Fuhua Tower

8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 People’s Republic of China

(Address Of Principal Executive Offices) (Zip Code)

+86 (010) 5332 0602
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

Item 8.01 Other Events.

On August 27, 2019, Moxian, Inc. (the “Company”) announced that it currently plans to hold its 2019 Annual Meeting of Stockholders at 10:00 AM local time on September 26, 2019, at Room 911, 9/F Tower 2, Silvercord, 30 Canton Road, Tsim ShaTsui, Kowloon, Hong Kong. Shareholders as of the record date, close of business on July 31, 2019, will be entitled to vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

By:	/s/ Tan Wanhong
Name:	Tan Wanhong
Title:	CFO

Dated: August 27, 2019